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                                                                   Exhibit 10.21

                                                           EXECUTION COPY

                FIRST AMENDMENT ASSIGNMENT AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT ASSIGNMENT AND SECURITY AGREEMENT (this "Assignment Agreement"), dated as of July 16, 2003, made by CALPINE CORPORATION, a Delaware corporation (the "Company"), in favor of THE BANK OF NEW YORK, as Collateral Trustee (together with any successors thereto in such capacity, the "Collateral Trustee") for each of the Secured Parties.

                              W I T N E S S E T H:

                  WHEREAS, the Company intends to enter into an Amended and Restated Credit Agreement dated as of July 16, 2003 (as amended, modified, renewed, restated or replaced from time to time, the "Credit Agreement") among, inter alia, the Company, the Lenders referred to therein and The Bank of Nova Scotia, as Administrative Agent (the "Credit Agreement Agent"), relating to a $500,000,000 senior secured credit facility to be made available in the form of revolving loans and term loans, including letters of credit to be issued thereunder;

                  WHEREAS, the Company intends to (a) issue $500,000,000 in aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2007 (the "2007 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2007 Indenture") between the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2007 Trustee"), (b) issue $1,150,000,000 in aggregate principal amount of 8.50% Second Priority Senior Secured Notes due 2010 (the "2010 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2010 Indenture") between the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2010 Trustee"), (c) issue $900,000,000 in aggregate principal amount of 8.75% Second Priority Senior Secured Notes due 2013 (the "2013 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2013 Indenture") between the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2013 Trustee"), and (d) borrow $750,000,000 in Term Loans (the "Term Loans") pursuant to a Term Loan Agreement dated as of July 16, 2003 (the "Term Loan Agreement") between the Company and Goldman Sachs Credit Partners L.P., as Administrative Agent (together with its successors in such capacity, the "Term Loan Administrative Agent");

                  WHEREAS, the Company intends to secure its Secured Obligations, including its obligations under the Credit Agreement and any future Priority Lien Debt, on a priority basis, and, subject to such priority, its obligations under the 2007 Notes, 2010 Notes, 2013 Notes and Term Loans and any future Parity Lien Debt equally and ratably, with security interests in, among other things, all present and future Assigned Collateral (as defined below);

                  WHEREAS, the Company has entered into a Collateral Trust Agreement dated as of July 16, 2003 (the "Collateral Trust Agreement") among, inter alia, the Company, the Subsidiaries of the Company named therein and the Collateral Trustee which sets forth the terms on which the Company has appointed the Collateral Trustee as trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer, enforce and distribute

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the Existing Security Documents and all other Security Documents, including this
Assignment Agreement, at any time delivered to the Collateral Trustee and all interests, rights, powers and remedies of the Collateral Trustee thereunder and the proceeds thereof;

                  WHEREAS, the Company will derive substantial direct and indirect benefit from the making of the extensions of credit under each of the Credit Agreement and the Term Loan Agreement and the offering of each of the 2007 Notes, 2010 Notes and 2013 Notes;

                  WHEREAS, it is a condition precedent to the obligations of the lenders to make their respective extensions of credit to the Company under each of the Credit Agreement and the Term Loan Agreement, and condition precedent to the obligations of the purchasers to purchase each of the 2007 Notes, the 2010 Notes and the 2013 Notes, that the Company shall have executed and delivered this Assignment Agreement to the Collateral Trustee for the benefit of the Secured Parties; and

                  WHEREAS, this Assignment Agreement amends and restates in its entirety the Assignment and Security Agreement dated as of March 8, 2002 made by the Company in favor of The Bank of Nova Scotia, as agent;

         NOW, THEREFORE, in consideration of the premises contained herein and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Assignment Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Assigned Agreement" is defined in Section 2.1.

         "Assigned Collateral" is defined in Section 2.1.

         "Assignment Agreement" is defined in the preamble.

         "Calpine Gilroy" means Calpine Gilroy Cogen L.P., a Delaware limited partnership.

         "Collateral Trust Agreement" is defined in the recitals.

         "Collateral Trustee" is defined in the preamble.

         "Company" is defined in the preamble.

         "Secured Parity Lien Parties" means any Person who is holding a Parity Lien Obligation (including any Parity Debt Representative), at any time.

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         "Secured Priority Lien Parties" means any Person who is holding a
Priority Lien Obligation (including any Priority Lien Agent), at any time.

         "Secured Parties" means any Person who is holding a Secured Obligation (including any Secured Debt Representative), at any time.

         "U.C.C." means the Uniform Commercial Code, as in effect in the State of Delaware.

         SECTION 1.2. Collateral Trust Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Assignment Agreement, including its preamble and recitals, have the meanings provided in the Collateral Trust Agreement.

         SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Assignment Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                                ASSIGNMENT, ETC.

         SECTION 2.1. Assignment. The Company hereby (i) collaterally assigns to the Collateral Trustee for its benefit and the benefit of the Secured Priority Lien Parties, and hereby grants to the Collateral Trustee for its benefit and the benefit of the Secured Priority Lien Parties a first priority security interest in, all of the Company's right, title and interest, whether now existing or hereafter arising or acquired, in and to the following (the "Assigned Collateral") and (ii) collaterally assigns to the Collateral Trustee for its benefit and the benefit of the Secured Parity Lien Parties, and hereby grants to the Collateral Trustee for its benefit and the benefit of the Secured Parity Lien Parties a second priority security interest in, all of the Assigned
Collateral: Purchase Agreement, between Calpine Corporation and Calpine Gilroy Cogen L.P., a Delaware limited partnership, dated as of March 8, 2002, as it may be amended or otherwise modified from time to time (as so amended or modified, the "Assigned Agreement"), including, without limitation,

                  (a) all rights of the Company to receive moneys due and to become due under or pursuant to the Assigned Agreement,

                  (b) all rights of the Company to receive proceeds of any insurance, indemnity, warranty, guaranty or collateral security with respect to the Assigned Agreement,

                  (c) all claims of the Company for damages arising out of or for breach of or default under the Assigned Agreement,

                  (d) the right of the Company to terminate the Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and

                  (e) to the extent not included in the foregoing, all proceeds of any and all of the foregoing collateral.

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         SECTION 2.2.      Security for Obligations; Separate Liens. This
Assignment Agreement and the security interests and Liens granted and created herein secures the payment and performance of all Secured Obligations of the Company now or hereafter, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the loans and reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, premiums, penalties, indemnifications, expenses or otherwise, and including all amounts that constitute part of the Secured Obligations and would be owed by the Company but for the fact that they are unenforceable or not allowed due to a pending Bankruptcy Case or Insolvency Proceeding. Without limiting the generality of the foregoing, it is the intent of the parties that (i) the Liens securing the Parity Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations up to the Priority Lien Cap and (ii) this Assignment Agreement creates two separate and distinct Liens: the first Lien securing the payment and performance of the Priority Lien Obligations and the second Lien securing the payment and performance of the Parity Lien Obligations.

         SECTION 2.3. Continuing Assignment and Security Interest; Transfer of Notes. This Assignment Agreement shall create a continuing security interest in the Assigned Collateral and, subject to Section 4.1 of the Collateral Trust Agreement and the other Secured Debt Documents, shall

                  (a) remain in full force and effect until payment in full of all Secured Obligations and the termination or expiration of all commitments to extend credit under all Credit Facilities, the Indebtedness under which constitutes Priority Lien Debt,

                  (b) be binding upon the Company, its successors, transferees and assigns, and

                  (c) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and each other Secured Party.

Without limiting the foregoing clause (c), any Secured Party may assign or otherwise transfer (in whole or in part) any right or obligation under the Secured Debt Documents to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party under any Secured Debt Document (including this Assignment Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the applicable provisions of each of the Secured Debt Documents. Upon the payment in full and discharge of all Secured Obligations that are then outstanding, due and payable and the termination or expiration of all commitments to extend credit under all Credit Facilities, the Indebtedness under which constitutes Priority Lien Debt, the security interest granted herein shall terminate and all rights to the Assigned Collateral shall revert to the Company. Upon any such termination or any release of the Lien provided for hereunder in accordance with the Secured Debt Documents, the Collateral Trustee will, at the

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Company's sole expense, execute and deliver to the Company such documents as the
Company shall reasonably request to evidence such termination or release.

         SECTION 2.4. Company Remains Liable. Anything herein to the contrary notwithstanding

                  (a) the Company shall remain liable under the contracts and agreements included in the Assigned Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Assignment Agreement had not been executed,

                  (b) the exercise by the Collateral Trustee of any of its rights hereunder shall not release the Company from any of its duties or obligations under any such contracts or agreements included in the Assigned Collateral, and

                  (c) neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Assigned Collateral by reason of this Assignment Agreement or by the exercise by the Collateral Trustee of its rights hereunder or under any other Secured Debt Document, nor shall the Collateral Trustee or any other Secured Party be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties. The Company represents and warrants unto the Collateral Trustee and each Secured Party as set forth in this Article.

         SECTION 3.1.1. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Company of this Assignment Agreement, is within the Company's powers, has been duly authorized by all necessary corporate action, and does not

                  (a) contravene the Company's certificate of incorporation or bylaws;

                  (b) contravene any contractual restriction (including, without limitation, the Assigned Agreement), law or governmental regulation or court decree or order binding on or affecting the Company; or

                  (c) except for the Lien created hereunder, result in, or require the creation or imposition of, any Lien on any of the Company's properties.

         SECTION 3.1.2. Validity of Assigned Agreement. The Assigned Agreement, a true and complete copy of which has been furnished to the Collateral Trustee, has been duly authorized, executed and delivered by the parties thereto, has not been amended or otherwise modified and is in full force and effect and is binding upon and enforceable against the parties thereto in accordance with its terms. The Company has fully performed all of its obligations under the

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Assigned Agreement and, to the best of the Company's knowledge, Calpine Gilroy has no defense, setoff or counterclaim arising under the Assigned Agreement. There exists no default under the Assigned Agreement by the Company and, to the best of the Company's knowledge, by Calpine Gilroy.

         SECTION 3.1.3. Location of Assigned Collateral, etc. The place of business and chief executive office of the Company and the office where the Company keeps its records concerning the Assigned Collateral is the address specified for the Company on the signature page hereto. The Company has no trade name. The Company has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Company been the subject of any merger or other corporate reorganization. None of the Assigned Collateral is evidenced by a promissory note or other instrument.

         SECTION 3.1.4. Ownership, No Liens, etc. The Company owns the Assigned Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Assignment Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Assigned Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Trustee relating to this Assignment Agreement.

         SECTION 3.1.5. Validity, etc. This Assignment Agreement creates a valid and, upon filing of a proper financing statement with the Delaware Secretary of State, first priority or second priority, as the case may be, security interest in the Assigned Collateral, securing the payment of the Secured Obligations, subject in each case to the provisions of Section 3.4 of the Collateral Trust Agreement, and, upon the filing of such financing statement, all filings and other actions necessary or desirable to perfect and protect such security interest will have been duly taken.

         SECTION 3.1.6. Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

                  (a) for the grant by the Company of the security interest granted hereby or for the execution, delivery and performance of this Assignment Agreement by the Company, or

                  (b) for the perfection of or the exercise by the Collateral Trustee of its rights and remedies hereunder.

         SECTION 3.1.7. Compliance with Laws. The Company is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company or the value of the Assigned Collateral or the worth of the Assigned Collateral as collateral security.

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                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1. Certain Covenants. The Company covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid or any commitment to extend credit under any Credit Facilities, the Indebtedness under which constitutes Priority Lien Debt shall have not been permanently terminated or expired, the Company will, perform the obligations set forth in this Section.

         SECTION 4.1.1. As to Assigned Agreement. The Company, at its expense, shall or shall cause Calpine Gilroy, as applicable, to:

                  (a) perform and observe all the terms and provisions of the Assigned Agreement to be performed or observed by Company or Calpine Gilroy, maintain the Assigned Agreement in full force and effect, enforce the Assigned Agreement in accordance with its terms, and take all such necessary action to such end; and

                  (b) furnish to the Collateral Trustee promptly upon receipt thereof copies of all material notices, requests and other documents received by the Company or Calpine Gilroy under or pursuant to the Assigned Agreement, and from time to time (i) furnish to the Collateral Trustee such information and reports regarding the Assigned Collateral as the Collateral Trustee or any Secured Debt Representative may reasonably request and (ii) upon request of the Collateral Trustee or any Secured Debt Representative make to Calpine Gilroy such demands and requests for information and reports or for action as the Company is entitled to make under the Assigned Agreement.

         SECTION 4.1.2.    [Intentionally Omitted.].

         SECTION 4.1.3. Further Assurances, etc. The Company agrees that, from time to time, at the expense of the Company, the Company will and will cause Calpine Gilroy to promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Trustee or any Secured Debt Representative may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Assigned Collateral. Without limiting the generality of the foregoing, the Company will and will cause Calpine Gilroy to

                  (a) if any Assigned Collateral shall become evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Collateral Trustee hereunder such promissory note or instrument, negotiable document or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Trustee; and

                  (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Trustee or any Secured Debt Representative may reasonably request, in order

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         to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Trustee hereby.

With respect to the foregoing and the grant of the security interest hereunder, the Company hereby authorizes the Collateral Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Assigned Collateral without the signature of the Company where permitted by law. A carbon, photographic or other reproduction of this Assignment Agreement or any financing statement covering the Assigned Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         SECTION 4.1.4. State of Incorporation. The Company agrees to give the Collateral Trustee and each Secured Debt Representative prior written notice of any change in its state of incorporation in the state of Delaware. The Company agrees promptly to provide the Collateral Trustee and each Secured Debt Representative with certified organizational documents reflecting any change to such state of incorporation.

                                    ARTICLE V

                             THE COLLATERAL TRUSTEE

         SECTION 5.1. Collateral Trustee Appointed Attorney-in-Fact. Company hereby irrevocably appoints the Collateral Trustee the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Collateral Trustee's discretion, but only after the occurrence and during the continuance of an Actionable Default, to take any action (including any action under the Assigned Agreement that the Company is entitled to take) and to execute any instrument which the Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Assignment Agreement, including, without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Assigned Collateral;

                  (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Collateral Trustee may deem necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of the Assigned Agreement; and

                  (d) to perform the affirmative obligations of the Company hereunder (including all obligations of the Company pursuant to Section
         4.1.1 and Section 4.1.3).

The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Collateral Trustee May Perform. If the Company fails to perform any agreement contained herein, the Collateral Trustee may itself perform, or cause performance of,

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such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by the Company pursuant to Section 6.2.

         SECTION 5.3 Collateral Trustee's Rights and Duties Subject to Collateral Trust Agreement. Notwithstanding anything to the contrary contained in this Assignment Agreement, in acting under and by virtue of this Assignment Agreement, the Collateral Trustee shall be entitled to all of the rights, privileges and immunities provided to it in the Collateral Trust Agreement, and the rights and duties of the Collateral Trustee hereunder are subject in all respects to the terms, conditions and limitations set forth in the Collateral Trust Agreement (including, without limitation, the provisions of Article 5 thereof), reference to which is made for all purposes; provided, however, that any forbearance by the Collateral Trustee in exercising any right or remedy available to it under the Collateral Trust Agreement shall not give rise to a defense on the part of the Company with respect to the Collateral Trustee's exercise of any right or remedy pursuant to this Assignment Agreement or as otherwise afforded by applicable law.

                                   ARTICLE VI

                                    REMEDIES

         SECTION 6.1. Certain Remedies. If an Actionable Default shall have occurred and be continuing:

                  (a) The Collateral Trustee may exercise in respect of the Assigned Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Assigned Collateral) and also may exercise any and all rights and remedies of the Company under or in connection with the Assigned Agreement or otherwise in respect of the Assigned Collateral, including, without limitation, any and all rights of the Company to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreement, in each case subject to the terms and provisions of the Collateral Trust Agreement;

                  (b) all payments received by the Company under or in connection with the Assigned Agreement or otherwise in respect of the Assigned Collateral shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other funds of the Company and shall be forthwith paid over to the Collateral Trustee in the same form as so received (with any necessary indorsement); and

                  (c) all payments made under or in connection with the Assigned Agreement or otherwise in respect of the Assigned Collateral and received by the Collateral Trustee may, in the discretion of the Collateral Trustee, be held by the Collateral Trustee as collateral for, and/or then or at any time thereafter applied in whole or in part by the Collateral Trustee in accordance with Section 3.4 of the Collateral Trust Agreement.

         SECTION  6.2.     Indemnity and Expenses.

                  (a) The Company agrees to indemnify the Collateral Trustee from and against any and all Indemnified Liabilities with respect to the execution, delivery, performance,

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         administration or enforcement of this Assignment Agreement to the extent provided in Section 7.8 of the Collateral Trust Agreement.

                  (b) The Company agrees to reimburse the Collateral Trustee for all costs, fees and expenses relating to this Assignment Agreement to the extent provided in Section 7.7 of the Collateral Trust Agreement.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Security Document. This Assignment Agreement is a Security Document executed pursuant to the Collateral Trust Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2. Amendments; etc. No amendment to or waiver of any provision of this Assignment Agreement nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Trustee in accordance with Section 7.1 of the Collateral Trust Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.3. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be effected in the manner provided for in Section 7.5 of the Collateral Trust Agreement.

         SECTION 7.4. Section Captions. Section captions used in this Assignment Agreement are for convenience of reference only, and shall not affect the construction of this Assignment Agreement.

         SECTION 7.5. Severability. Wherever possible each provision of this Assignment Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment Agreement.

         SECTION 7.6. Governing Law, Entire Agreement, etc. THIS ASSIGNMENT AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Assignment Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

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         IN WITNESS WHEREOF, the Company has caused this Assignment Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        CALPINE CORPORATION,
                                         a Delaware corporation

                                        By: /s/ Michael Thomas
                                           -------------------------------------
                                        Name: Michael Thomas
                                        Title:

                                        Address: 50 West San Fernando Street
                                                 San Jose, CA 95113

                                        Attention: Treasurer

                                        Telecopier: (408) 995-0505

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                                        THE BANK OF NEW YORK, NOT IN ITS
                                        INDIVIDUAL CAPACITY, BUT SOLELY AS
                                        COLLATERAL TRUSTEE

                                        By: /s/ Michael Pitfick
                                           -------------------------------------
                                        Name: Michael Pitfick
                                        Title: Assistant Vice President

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